Exhibit 10.5

THIRD AMENDMENT TO
SUPPLEMENTAL PAYMENT AGREEMENT

This THIRD AMENDMENT TO SUPPLEMENTAL PAYMENT AGREEMENT (this “Amendment”) is made as of                     , 2014 by and among Prospect Global Resources, Inc., a Delaware corporation (“Prospect”), American West Potash LLC, a Delaware limited liability company (the “Company”), and The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), with respect to the following facts:

RECITALS

WHEREAS, Prospect, the Company, and Karlsson entered into that certain Supplemental Payment Agreement dated as of August 1, 2012, which was amended by that certain Amendment to Supplemental Payment Agreement dated as of April 15, 2013 and that certain Second Amendment to Supplemental Payment Agreement dated as of June 26, 2013 (as amended, the “Agreement”);

WHEREAS, Prospect Global Resources, Inc., a Nevada corporation (“Prospect Nevada”), Prospect, the Company and Karlsson entered into that certain Extension Agreement dated as of April 15, 2013; that certain Second Extension Agreement dated as of June 26, 2013; that certain Third Extension Agreement dated as of September 13, 2013; that certain Fourth Extension Agreement dated as of December 10, 2013 (the “Fourth Extension Agreement”);

WHEREAS, Prospect Nevada is the 100% parent of Prospect; and

WHEREAS, pursuant to the Fourth Extension Agreement Prospect, the Company, and Karlsson wish to amend the Agreement.

The parties accordingly amend the Agreement as follows:

AGREEMENT

1.                                      Amendment to Parties.  Prospect Nevada is hereby added as a Party to the Agreement, and the definition of “Parties” is amended to include Prospect Nevada as a Party, as well as the Company, Karlsson and Prospect.

2.                                      Amendment to Section 1.  Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.                                      Additional Consideration

(a)                                 If a Company Sale is consummated (whether before or after the Expiration Date, as hereinafter defined) pursuant to an agreement entered into before February 1, 2018 (the “Expiration Date”), then, with respect to the first Company Sale so consummated, Prospect shall promptly pay to Karlsson an amount (the “Supplemental Payment”) equal to ten percent (10%) of any excess of (i) the proceeds received from such Company Sale in cash, cash equivalents or negotiable securities, over (ii) Two Hundred Million Dollars ($200,000,000.00);

provided that, in no event shall the Supplemental Payment exceed Seventy Five Million Dollars ($75,000,000).

(b)                                 “Company Sale” shall mean (i) a sale, exchange, or other disposition (including by merger, consolidation, or other business combination), directly or indirectly, in a single transaction or series of related transactions, of (A) a majority of the Company’s assets to an unaffiliated third party; (B) outstanding membership interests in the Company resulting in more than fifty percent (50%) of the membership interests (representing either capital or profits) of the Company being held by an unaffiliated third party; (C) outstanding stock in Prospect resulting in more than fifty percent (50%) of the stock (by value) of Prospect being held by an unaffiliated party; or (D) outstanding stock in Prospect Nevada resulting in more than fifty percent (50%) of the stock (by value) of Prospect Nevada being held by an unaffiliated third party, (ii) a transaction that has the result described in clauses (B), (C), or (D) hereof, but which is effectuated through the issuance of membership interests, stock, or other equity interests or securities and the distribution of all or a portion of the proceeds therefrom by the issuing entity, provided that in the case of a transaction described in this clause (ii), the transaction shall be treated as a Company Sale only to the extent of the proceeds distributed by the issuing entity (and in no event shall a financing transaction in which the proceeds of the transactions are retained by the issuing entity and used in the operations of the business be treated as a Company Sale); or (iii) any combination of any of the preceding.

3.                                      Notice. Prospect Nevada, the Company, or Prospect shall give prompt written notice to Karlsson of the execution of any letter of intent or agreement that contemplates a Company Sale.

4.                                      Miscellaneous.

(a)                                 Reaffirmation of Representations and Warranties.  Each of Prospect and the Company makes and reaffirms as of the date hereof each of the representations and warranties set forth in Section 2 of the Agreement.

(b)                                 No Other Amendment.  Except as expressly amended in this Amendment, all provisions of the Agreement shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Agreement.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the provisions of this Amendment shall govern.

(c)                                  Relation to Original Agreement.  This Amendment constitutes an integral part of the Agreement.  Upon the effectiveness of this Amendment each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

(d)                                 Successor and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

(e)                                  Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

(f)                                   Governing Law; Injunctive Relief.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to its principles of conflicts of law.  Karlsson shall be entitled to injunctive relief in case of any breach or threatened breach of the Agreement as amended hereby, without any requirement to post bond.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES INC., a Delaware corporation

By:
Name: Damon Barber
Title: President, CEO and Secretary

AMERICAN WEST POTASH LLC,
a Delaware limited liability company

By:
Name: Damon Barber
Title: President, CEO and Secretary

PROSPECT GLOBAL RESOURCES INC., a Nevada corporation

By:
Name: Damon Barber
Title: President, CEO and Secretary

THE KARLSSON GROUP, INC., an Arizona corporation

By:
Name:
Title:

[Signature Page - Third Amendment to Supplemental Payment Agreement]